EXHIBIT 99.1

Barnes & Noble Education Provides Update on COVID-19 Business Impact and Other Matters

May 6, 2020, Basking Ridge, NJ—Barnes & Noble Education, Inc. (NYSE: BNED), a leading solutions provider for the education industry, today provided updates on its COVID-19 related business disruption, as well as its ongoing strategic review process.

BNED has experienced an unprecedented and significant impact on its business as a result of COVID-19 related campus store closures. The stores pride themselves on being a support system for the campus communities they serve. The Company remains in close contact with academic leadership to ensure it is supporting their needs during this difficult time. While its campus stores are closed, the Company continues to serve institutions and students through its campus websites, providing free shipping on all orders and an expanded digital content offering to provide immediate access to course materials to students at BNED campuses that have closed due to COVID-19.

Most importantly, as institutions determine how to conduct their summer and fall semesters, the Company continues to provide valuable solutions that supplement its campus bookstores to help them navigate this time of uncertainty, including the Company’s virtual store offerings and course material fulfillment capabilities, its BNC First Day® offering, and its digital bartleby® offerings to help students continue to excel while studying remotely. To prepare for the safe reopening of its campus stores, the Company has developed a comprehensive reentry program that incorporates social distancing guidelines from the CDC and the WHO to best promote the safety and well-being of staff and customers at each of its campus store locations. BNED plans to reopen its campus stores based on national, state and local guidelines, as well as the campus policies set by the school administration.

To mitigate the impact of the business disruption, the Company has taken steps to significantly reduce costs, including furloughing the majority of its Retail workforce. The Company is reviewing its expense and capital spending to prudently manage its liquidity. While there is no assurance that the Company will achieve its objectives and plans, management currently believes that the Company’s financial resources, including ongoing access to its credit facility, provide sufficient liquidity to alleviate any near-term need to obtain additional financing to support its business operations.

The Company plans to provide additional information when it reports fiscal year 2020 earnings on or about July 9, 2020.

The Company also announced that it continues to be actively engaged with its strategic review process. There can be no assurance that the review will result in a transaction or announcement of any kind. The Company does not currently intend to comment further on its strategic review process unless and until the Board has approved a specific course of action or otherwise determined that further disclosure is appropriate or required by law.

ABOUT BARNES & NOBLE EDUCATION, INC.
Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, a digital direct-to-student learning ecosystem, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

Media Contact:	Investor Contact:
Carolyn J. Brown	Andy Milevoj
Senior Vice President	Vice President
Corporate Communications and Public Affairs	Corporate Finance and Investor Relations
Barnes & Noble Education, Inc.	Barnes & Noble Education, Inc.
(908) 991-2967	(908) 991-2776
cbrown@bned.com	amilevoj@bned.com

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make, including any statements made in regards to our response to the COVID-19 pandemic. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: risks associated with COVID-19 and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our actions taken in response to these risks; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; implementation of our digital strategy may not result in the expected growth in our digital sales and/or profitability; risk that digital sales growth does not exceed the rate of investment spend; the performance of our online, digital and other initiatives, integration of and deployment of, additional products and services including new digital channels, and enhancements to higher education digital products, and the inability to achieve the expected cost savings; the risk of price reduction or change in format of course materials by publishers, which could negatively impact revenues and margin; the general economic environment and consumer spending patterns; decreased consumer demand for our products, low growth or declining sales; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various acquisitions may not be fully realized or may take longer than expected; the integration of the operations of various acquisitions into our own may also increase the risk of our internal controls being found ineffective; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; our ability to successfully implement our strategic initiatives including our ability to identify, compete for and execute upon additional acquisitions and strategic investments; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes; risks associated with counterfeit and piracy of digital and print materials; our international operations could result in additional risks; our ability to attract and retain employees; risks associated with data privacy, information security and intellectual property; trends and challenges to our business and in the locations in which we have stores; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; disruptions to our information technology systems, infrastructure and data due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party web service providers and our own proprietary technology; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping service; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs, as well as the risks associated with the impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in domestic and international laws or regulations, including U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; enactment of laws or changes in enforcement practices which may restrict or prohibit our use of texts, emails, interest based online advertising, recurring billing or similar marketing and sales activities; the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A in our Annual Report on Form 10-K for the year ended April 27, 2019. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.